UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 17, 2015

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Restructuring Support Agreement

On June 17, 2015, Hercules Offshore, Inc. (“Hercules” or the “Company”) and certain of its U.S. domestic direct and indirect subsidiaries (together with the Company, the “Debtors”) entered into an agreement (the “Restructuring Support Agreement”) with certain holders (the “Steering Group Members” and collectively the “Steering Group”) collectively owning or controlling in excess of 66 2/3% of the aggregate outstanding principal amount of the Company’s 10.25% senior notes due 2019, 8.75% senior notes due 2021, 7.5% senior notes due 2021 and 6.75% senior notes due 2022 (the “Outstanding Notes”).

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment to and obligations of, on the one hand, the Debtors, and on the other hand, the Steering Group Members (and any successors or permitted assigns that become party thereto) in connection with a restructuring of the Outstanding Notes, the Company’s 3.375% convertible senior notes due 2038 (the “Convertible Notes”), the Company’s 7.375% senior notes due 2018 (the “Legacy Notes”) and the Company’s common stock, par value $0.01 per share (the “Existing Common Stock”) (the “Restructuring Transaction”) pursuant to a pre-packaged or pre-negotiated plan of reorganization (the “Plan”) to be filed under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code. The Plan will be based on the restructuring term sheet attached to and incorporated by reference in the Restructuring Support Agreement (the “Term Sheet”). The parties have agreed to use reasonable best efforts to proceed with further actions under Chapter 11 no later than July 8, 2015.

Under the proposed Plan, which requires Bankruptcy Court approval, the Company’s trade creditors and vendors are expected to be paid in full in the ordinary course of business, and all of the Company’s contracts are expected to remain in effect in accordance with their terms preserving the rights of all parties.

Pursuant to the terms of the Restructuring Support Agreement, the Steering Group Members agreed, among other things, and subject to certain conditions: (a) not to support any restructuring, reorganization, plan or sale process that is inconsistent with the Restructuring Support Agreement, (b) not to instruct an agent or indenture trustee for any of the Outstanding Notes to take any action that is inconsistent with the terms and conditions of the Restructuring Support Agreement, including, without limitation, the declaration of an event of default, or acceleration of the Outstanding Notes arising from, relating to, or in connection with the execution of the Restructuring Support Agreement; and at the request of the Company, to waive or agree to forbear from exercising any right to take action in respect of any default or acceleration that may occur automatically without action of any as a result of the operation of the indentures governing the Outstanding Notes, and (c) to vote to accept the Plan.

The Company has agreed, among other things, and subject to certain conditions: (a) to use reasonable best efforts to obtain approval by the Bankruptcy Court of the documents required in connection with the Plan; (b) to take no action that is materially inconsistent with the Restructuring Support Agreement, the Term Sheet or the Plan; and (c) not to support any alternative plan or transaction other than the Plan.

The Term Sheet contemplates that the Debtors will reorganize as a going concern and continue their day-to-day operations substantially as currently conducted. Specifically, the material terms of the Plan are expected to effect, among other things, subject to certain conditions and as more particularly set forth in the Term Sheet, upon the effective date of the Plan, a substantial reduction in the Debtors’ funded debt obligations (including $1.2 billion of face amount of the Outstanding Notes). Certain principal terms of the Term Sheet are outlined below.

•	New capital raise of first lien debt with a maturity of 4.5 years and bearing interest at LIBOR plus 9.5% per annum (1.0% LIBOR Floor), payable in cash, issued at a price equal to 97% of the principal amount. The first lien debt would consist of $450 million for general corporate use and to finance the remaining construction cost of the Company’s newbuild rig, the Hercules Highlander, and would be guaranteed by substantially all of the Company’s U.S. domestic and international subsidiaries and secured by liens on substantially all of the Company’s domestic and foreign assets. The first lien debt would include financial covenants and other terms and conditions.

•	Exchange of the Outstanding Notes, Legacy Notes and Convertible Notes for 96.9% of the Company’s common stock issued in the reorganization (“New Common Stock”).

If the Plan is consummated as contemplated by the Term Sheet, holders of the Company’s Existing Common Stock will hold 3.1% of the New Common Stock and will receive warrants to purchase New Common Stock on a pro rata basis (the “Warrants”). The Warrants are exercisable at any time until their expiration date for a per share price based upon a $1.55 billion total enterprise value. The expiration date for the Warrants will be six years from the effective date of the reorganization, subject to the earlier expiration upon the occurrence of certain extraordinary events. If the terms for exercise of the Warrants are not met before the applicable expiration date, then holders of the Company’s Existing Common Stock shall receive only 3.1% of the New Common Stock and shall not realize any value under the terms of the Warrants.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones related to filing, confirmation and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement. There can be no assurance that a Restructuring Transaction will be consummated.

The information in this Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes on the Plan, nor should the information contained herein or in the Restructuring Support Agreement be relied on for any purpose with respect to the Plan. The foregoing description of the Restructuring Support Agreement and the Term Sheet is qualified in its entirety by reference to the Restructuring Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in our most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge on the Company’s website at www.herculesoffshore.com. Hercules

Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. Other risks and uncertainties that may affect our actual results include, among other things, oil and natural gas prices and industry expectations about future prices; demand for offshore rigs and liftboats; our ability to enter into and the dayrates and other terms of future contracts; the impact of governmental laws and regulations; levels and increases in operating expenses; uncertainties relating to the level of activity in offshore oil and natural gas exploration, development and production; the availability of skilled personnel in our areas of operations; extended delivery time for rigs and equipment; labor relations and work stoppages; operating hazards such as severe weather and seas, fires, cratering, blowouts, war and terrorism; unavailable or inadequate insurance coverage; compliance with or breach of environmental laws; the impact of newly built rigs; the effect of litigation and contingencies; international political and economic uncertainties; adverse political, economic and business conditions from time to time in West Africa and the Middle East; and the potential inability of Hercules to achieve its plans or carry out its strategies. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Our forward-looking statements related to the Restructuring Support Agreement involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by our forward-looking statements, including but are not limited to potential adverse effects related to the following: potential de-listing of our common stock on Nasdaq; potential restructuring of our outstanding debt and related effects on the holders of our Common Stock, Convertible Notes, Legacy Notes, and Outstanding Notes; potential effects of the industry downturn on our business, financial condition and results of operations; potential limitations on our ability to maintain contracts and other critical business relationships; requirements for adequate liquidity to fund our operations in the future, including obtaining sufficient financing on acceptable terms; and other matters related to the potential restructuring and our indebtedness. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 1.02 Termination of a Material Definitive Agreement

On June 17, 2015, the Company delivered a notice of termination of its Credit Agreement, dated as of April 3, 2012, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and the other agents and parties thereto (as amended from time to time, the “Credit Facility”). The obligations under the Credit Facility are jointly and severally guaranteed by substantially all of the Company’s domestic subsidiaries. No loans or letters of credit were outstanding under the Credit Facility on June 17, 2015, and the Company will not borrow funds under the Credit Facility prior to its actual termination, which is expected to occur on June 22, 2015. The Company delivered such notice of termination in connection with its entry into the Restructuring Support Agreement, as described in Item 1.01 above, which is incorporated by reference in this Item 1.02.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The entry into the Restructuring Support Agreement described in Item 1.01 above or the matters contemplated thereby may be deemed to have constituted an event of default with respect to the Credit Facility and the Outstanding Notes. After entering into the Restructuring Support Agreement, the Company provided notice of termination of the Credit Facility, as described in Item 1.02 above, which is incorporated by reference in this Item 2.04. No loans or letters of credit were outstanding under the Credit Facility on June 17, 2015, and the Company will not borrow funds under the Credit Facility prior to its actual termination, which is expected to occur on June 22, 2015.

Under the Restructuring Support Agreement described in Item 1.01 above, the Steering Group Members agreed not to instruct an agent or indenture trustee for any of the Outstanding Notes to take any action that is inconsistent with the terms and conditions of the Restructuring Support Agreement, including, without limitation, the declaration of an event of default, or acceleration of the Outstanding Notes arising from, relating to, or in connection with the execution of the Restructuring Support Agreement; and at the request of the Company, agreed to waive or agree to forbear from exercising any right to take action in respect of any default or acceleration that may occur automatically without action of any as a result of the operation of the indentures governing the Outstanding Notes.

Item 7.01 Regulation FD Disclosure.

On June 17, 2015, the Company issued a press release announcing its entry into the Restructuring Support Agreement. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit 10.1	Restructuring Support Agreement and term sheet dated June 17, 2015.

Exhibit 99.1	Press Release dated June 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: June 17, 2015	By:	/s/ Beau M. Thompson
Beau M. Thompson
Senior Vice President, General Counsel and Secretary